UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd Floor, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	ICON	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 28, 2021, Red Diamond Holdings S.à r.l, an indirect wholly-owned subsidiary of Iconix Brand Group, Inc. (the “Company”), entered into an IP assignment agreement (the “Agreement”) to sell certain intellectual property rights in the Republic of India relating to the Lee Cooper® brand to Iconix Lifestyle India Private Limited (“Iconix India”) (the “Lee Cooper IP Sale”), for consideration of INR 167.5 crore (approximately US$22.0 million) (the “Consideration”). The Agreement contains representations, warranties, and covenants of the parties that are customary for transactions of this type. Iconix India is a joint venture in which the Company owns 50%.

In order to fund the Consideration, the Company contributed towards a rights issue in Iconix India and the Company anticipates using the net proceeds to repay amounts due under its existing financing arrangements, and otherwise for general corporate purposes.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this Form 8-K involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this Form 8-K that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The Company discusses certain of these factors more fully in its additional filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2020 and a subsequent quarterly report on Form 10-Q filed with the SEC, and this Form 8-K should be read in conjunction with those reports, together with all of the Company’s other filings, including other current reports on Form 8-K, through the date of this Form 8-K. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this Form 8-K.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Since the Company operates in a rapidly changing environment, new risk factors can arise and it is not possible for the Company’s management to predict all such risk factors, nor can the Company’s management assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company’s future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements. The Company does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2021	ICONIX BRAND GROUP, INC.

	By:	/s/ John McClain
Name: John McClain Title: Chief Financial Officer